UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2007

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 20, 2007, the Board of Directors of KMG Chemicals, Inc., voted to increase the number of directors and appoint J. Neal Butler to fill the additional position on the Board.  His term will expire at the Annual Stockholders Meeting in 2008.  There are no understandings or arrangements between Mr. Butler and any other person by which he was selected as a director.  Mr. Butler was not appointed to any committees of the Board.  Mr. Butler currently serves as the President and Chief Operating Officer of the company.  As an employee, Mr. Butler will not receive additional compensation for serving as a member of the Board.

A copy of the Press Release issued by the Company on February 26, 2007 is included as Exhibit 99.1 to this report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit Number                                     Exhibit

99.1                                                         Press Release dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: February 26, 2007
John V. Sobchak,
Chief Financial Officer